Exhibit 10.2
FORM OF
ZIX CORPORATION
EMPLOYEE STOCK OPTION AGREEMENT
     This Employee Stock Option Agreement (“Option”) is effective as of the Grant Date set forth in the Grant Detail section of this Option (“Grant Details”) with respect to the stock option described in the Grant Details that are granted by Zix Corporation, a Texas corporation (“Company”), to the person (“Optionee”) named in the Grant Details.
     The Company wishes to recognize Optionee’s contributions to the Company and to encourage Optionee’s sense of proprietorship in the Company by providing Optionee with the opportunity to purchase shares of the Company’s common stock, par value $.01 per share (“Common Stock”).
     The Company and Optionee agree as follows:
1 Non-Qualified Stock Option Grant
     The Company hereby grants to Optionee the option to purchase up to the number of shares of Common Stock shown as the Quantity in the Grant Details. The Option exercise price is the amount per share shown as the Exercise Price in the Grant Details. This Option is subject to the terms set forth in this Option and the terms of the Stock Option Plan described in the Grant Details (the “Plan”). This Option is intended to be a nonqualified stock option, and it is not to be characterized or treated as an incentive stock option, under applicable tax laws.
2 Grant Details
     Optionee:
     Grant Date:
     Expiration Date:
     Quantity:
     Exercise Price:
     Stock Option Plan:
     Vesting Schedule:

3 Term of Option
     This Option automatically expires at 12:00 midnight on Expiration Date described in the Grant Details. This Option may be terminated earlier by other provisions of the Plan or this Option.
3.1 Termination of Employment Other Than For “Cause”
a) This Option terminates 60 days after Optionee’s “Resignation.”
b) This Option terminates one year after Optionee ceases to be employed by the Company or any Subsidiary due to death, “Disability,” “Retirement” or termination of employment by the Company other than for “Cause.”
3.2 Termination of Employment For “Cause”
     This Option terminates immediately and automatically upon the Company or any Subsidiary terminating the employment of Optionee for “Cause.”
4 Vesting of Option Shares
     This Option will vest and become exercisable with respect to a number of shares of Common Stock according to the Vesting Schedule described in the Grant Details, except that no shares of Common Stock will vest and become exercisable during the periods described in section 3.1. Once this Option has become exercisable with respect to a number of shares of Common Stock (“Vested Shares”), it will remain exercisable as that number of shares, or any lesser number of shares, until the expiration or termination of this Option.
5 Adjustment of Option
     If the shares subject to this Option are adjustable pursuant to the Plan, the Board of Directors or Committee may make any adjustment that it deems appropriate to the Quantity or the Exercise Price.
5.1 Adjustment of Option for Certain Transactions
     Subject to the terms of the Plan, if a merger, consolidation, sale of shares or similar transaction occurs involving the Company and one or more other persons, and shares of stock, other securities, cash or property become issuable or deliverable in exchange for Common Stock as a part of the transaction, then this Option will be amended to create a right to purchase or receive (at an aggregate exercise price for the adjusted Option equal to the aggregate Exercise Price) the amount of shares of stock, other securities, cash or property that would have been receivable for Common Stock in the transaction if the unexercised Quantity of shares of Common Stock had been purchased immediately before the consummation of the transaction.

6 Modification of Option
     At any time and from time-to-time, the Committee may execute an instrument providing for modification, extension or renewal of this Option, provided that no such modification, extension or renewal may (i) impair this Option holder’s rights in any respect without the written consent of the holder or (ii) conflict with the provisions of Rule 16b-3 under the Exchange Act.
7 Who May Exercise Option
     This Option is exercisable during Optionee’s lifetime only by Optionee. To the extent exercisable after Optionee’s death, this Option may be exercised only by a person who has obtained Optionee’s rights under this Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code. If the person exercising this Option is a transferee of Optionee by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order,” the Exercise Notice must be accompanied by appropriate proof of the right of such transferee to exercise this Option.
8 Method of Exercise
8.1 All Optionees
     As a condition of exercising this Option with respect to any Vested Shares, Optionee must have an established brokerage account with the Company’s authorized stock option administrative brokerage, which is currently Merrill Lynch (“Broker”). At the time of exercise, the Broker will pay to the Company on behalf of Optionee this Option Price times the number of vested shares as to which this Option is being exercised. Such payment may consist of (a) cash, (b) a certified cashier’s check or (c) at the Committee’s election, any other consideration that the Committee determines is consistent with the Plan and applicable law. Optionee must bear any transaction costs imposed by the Broker.
8.2 Non-Designated Optionees
     An Optionee who has not been advised by the Company that Optionee is subject to the exercise procedures described in section 8.3 may exercise an Option either by contacting the Broker or by an electronic transaction initiated by the Optionee using the Optionee’s account with the Broker described in section 8.1 via the Broker’s online system on the website, and for either method under the procedures designated by the Broker.
8.3 Certain Designated Optionees
     An Optionee who has been advised by the Company that Optionee is subject to the exercise procedures described in this section 8.3, including Optionees who are subject to Section 16 of the Exchange Act, may exercise an Option only through the procedures specified by the Company, which depend on the Optionee’s particular designated status.

     As a condition of exercising this Option with respect to any Vested Shares, each designated Optionee must provide to the Company (or its designee) at its principal executive office a written notice satisfying the requirements of this section 8 (“Exercise Notice”). The Exercise Notice must contain sufficient information to identify this Option being exercised, including Optionee’s name, Exercise Price, Grant Date and Stock Option Plan. The Exercise Notice must state the number of Vested Shares for which this Option is being exercised. If the shares of Common Stock that are being purchased are to be evidenced by more than one stock certificate, the Exercise Notice must state the number of shares of Common Stock to be indicated on each stock certificate. The Exercise Notice is deemed to be provided when it is delivered to the Company’s Corporate Secretary. After receiving the Exercise Notice from Optionee, the Company will determine whether this Option is subject to any restrictions and is otherwise eligible for exercise.
     If the Company determines that the designated Option is eligible for exercise, the Company will, depending on the Optionee’s particular designated status, either:
a) Authorize the Broker to allow the Optionee to exercise the Option, and authorize the Optionee to exercise the Option by contacting the Broker. The Broker will not allow Optionee to exercise the Option unless Optionee has provided the Exercise Notice to the Company and the Company has authorized the exercise.
b) Authorize the Optionee to exercise the Option either by contacting the Broker or by an electronic transaction initiated by the Optionee using the Optionee’s account with the Broker described in section 8.1 via the Broker’s online system on the website, and for either method under the procedures designated by the Broker.
9 Restrictions on Exercise
     Notwithstanding anything to the contrary in this Option:
c) Company is not obligated to issue fractional Shares.
d) Optionee cannot exercise this Option in order to purchase less than 100 Option Shares unless the number of then Vested Shares is less than 100.
e) Optionee cannot exercise this Option if exercise or the delivery of Shares would violate any applicable law or any rule of any securities exchange on which the Shares are then listed.
f) Optionee cannot exercise this Option if exercise or the delivery of shares would in the Company’s sole discretion constitute a violation of any Company rule or policy, including but not limited to block trades, windows and black-out periods.

10 Noncompetition Agreement
     The grant of this Option and the exercise of Optionee’s rights under this Option are subject to and conditioned upon Optionee’s full compliance with Optionee’s Confidentiality and Invention Agreement with the Company or its Subsidiary. If in any dispute between Optionee and the Company or its Subsidiary a court or arbitrator determines that Optionee did not comply in any respect with the that agreement, the Company will be entitled to receive from Optionee all Option Shares, or if Optionee has sold, transferred or otherwise disposed of this Option Shares the excess of the fair market value of this Option Shares on the date of sale, transfer or other disposition and the Exercise Price. This provision will survive any termination or expiration of this Option.
11 Payment and Tax Withholding
     As a condition of exercising this Option with respect to any Vested Shares, Optionee must make prior arrangements for the payment of the Exercise Price and arrangements for any withholding tax obligations. The Company may take such steps to withhold any taxes that it is required to withhold in connection with the exercise of this Option.
12 Shares Issued on Option Exercise
     The shares of Common Stock purchased upon the exercise of this Option will be registered in the name of Optionee at the address specified in the Exercise Notice. Any stock certificates issued will contain an appropriate legend referencing any applicable transfer restrictions.
13 No Rights as Shareholder
     Neither Optionee nor any person claiming under or through Optionee has any rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of this Option, unless and until Option Shares are registered in such person’s name, as evidenced by the appropriate entry on the books of the Company or its duly authorized stock registrar and transfer agent.
14 State and Federal Securities Regulation
     No Option Shares will be issued by the Company upon the exercise of this Option unless and until all legal requirements have been complied with to the satisfaction of the Company and its counsel. The Company may restrict the periods during which this Option may be exercised if, in the opinion of the Company and its counsel, such a restriction is desirable to comply with legal requirements. This Option is subject to the requirement that, if the Company determines in its discretion that the listing, registration or qualification of this Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of this Option or the issuance or purchase of Option Shares, this Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. The Company has no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company determines, in its discretion, that such action would not be in the best interest of the Company. The Company will not be liable to Optionee or anyone claiming under or through Optionee for damages due to a delay in the delivery or issuance of any Option Shares for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of this Option Shares upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of this Option or the issue or purchase of Option Shares.
15 Continued Employment Not Guaranteed
     Nothing in this Option, the Plan or any document describing it nor the grant of any option gives Optionee the right to continue employment with the Company or any Subsidiary or affect the right of the Company or a Subsidiary to terminate the employment of Optionee with or without Cause.
16 No Liability of Option
     This Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of Optionee nor is it subject to garnishment, attachment, execution, levy or other legal or equitable process without the prior written consent of the Company (which consent the Company may withhold or condition for any reason or for no reason).
17 No Assignment
     This Option is not Transferable without the prior written consent of the Company (which consent the Company may withhold or condition for any reason or for no reason) except that this Option is Transferrable by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code. Any other attempted Transfer is void and ineffective for all purposes. Subject to the Transferability limitations in this Option, this Option is binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.
18 Notice
     Other than any Exercise Notice, any notice required or permitted to be given under the Plan or this Option must be in writing and delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid (i) if to Optionee, at the address shown on the books and records of the Company or at Optionee’s place of employment, or (ii) if to the Company, at 2711 N. Haskell Avenue, Suite 2200, Dallas, Texas 75204-2960, Attention: Corporate Secretary, or any other address that is specified in a notice provided by one party to the other party. Any notice, if sent by registered or certified mail, is deemed to effective upon actual receipt.

19 Defined Terms
     All capitalized terms not defined in this Option have the meanings ascribed to them in the Plan. Section references are to the sections of this Option unless otherwise specified. All section titles and captions in this Option are for convenience only, will not be deemed part of this Option, and in no way define, limit, extend or describe the scope or intent of any provisions of this Option.
     “Cause” means (i) the failure, in the sole opinion of the Company or a Subsidiary that employs Optionee, of Optionee to adequately perform the duties assigned to Optionee (other than any such failure resulting from Optionee’s Disability); (ii) the engagement by Optionee in misconduct that, in the sole opinion of the Company or a Subsidiary that employs Optionee, is or may have the effect of being materially injurious to the Company or its Subsidiaries; (iii) the conviction of Optionee or plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony or crime of moral turpitude; or (iv) breach by Optionee of the Confidentiality and Invention Agreement or any similar agreement between Optionee and the Company or a Subsidiary that employs Optionee; except that, as to each of the foregoing, “Cause” instead has the meaning given to that term in any employment agreement, severance agreement or similar agreement between Optionee and the Company or a Subsidiary that employs Optionee (regardless of whether such agreement exists on the date of this Option or is entered into hereafter).
     “Disability” means any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent Optionee from performing substantially all of his or her customary duties of employment (with or without reasonable accommodation) for a continuous period of not less than 12 months.
     “Option Shares” means shares of Common Stock received upon exercise of this Option.
     “Resignation” means the voluntary termination by Optionee of employment by the employing Subsidiary and, if applicable, Company under circumstances other than voluntary Retirement.
     “Retirement” means the termination of Optionee’s employment in accordance with the requirements of a written retirement plan, policy or rule of the Company or employing Subsidiary, as applicable.
     “Subsidiary” means any legal entity that is directly or indirectly controlled by the Company.
     “Transfer” (or any variation thereof) means a direct or indirect assignment, sale, transfer, license, lease, pledge, encumbrance, hypothecation or execution, attachment or similar process.

20 Miscellaneous
20.1 Governing Law
     This Option has been executed by the Company in, and is deemed to be performable in, the City of Dallas, Dallas County, Texas. This Option is governed by and will be construed, interpreted and enforced in accordance with the laws of the State of Texas (excluding its conflict of laws rules).
20.2 Injunctive Relief
     In addition to all other rights or remedies available at law or in equity, the Company is entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Option.
20.3 Consent to Jurisdiction and Venue
     With respect to all matters relating to this Option or Option Shares, the parties consent to the personal jurisdiction of the courts of the State of Texas, and any courts whose jurisdiction is derivative of the jurisdiction of the courts of the State of Texas, and to venue in the courts in Dallas County, Texas.
20.4 Entire Agreement
     This Option and the Plan together constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and understandings of the parties Notwithstanding anything to the contrary in the previous sentence, if Optionee is a party to any agreement with the Company or a Subsidiary which contains any provision that conflicts with this Option, such as a provision with respect to vesting or exercise rights in connection with an involuntary separation or a change in control of the Company, then the terms of that agreement will control and govern this Option. If any provision of this Option or any such agreement conflicts with the Plan, the terms of the Plan will control and govern this Option and that agreement.
20.5 Modifications in Writing
     Except as provided in sections 5 and 6, no supplement, modification or amendment of this Option or waiver of any provision of this Option is binding unless it is in a writing signed by all parties to this Option.
20.6 No Deemed Waivers
     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Option or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition. No waiver of any of provision of this Option will be deemed to occur, or to constitute a waiver of any other provision of this Option, or to constitute a continuing waiver, unless that waiver is in a writing signed by the party against whom the waiver is asserted.
20.7 Blue-penciling
     If any provision of this Option is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Option will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.
20.8 Further Acts
     The parties will execute all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Option.
21 Option Issued Pursuant to Plan
     Optionee accepts this Option subject to the provisions of this Option and the Plan, which are incorporated herein, including the provisions that authorize the Committee to administer and interpret the Plan and provide that the Committee’s determinations and interpretations with respect to the Plan are final and conclusive and binding on all persons affected thereby.
22 Electronic Signatures
     This Option may be digitally signed by Optionee. By accepting this Option on the Broker’s online system, Optionee agrees to the terms of this Stock Option Agreement together with the pertinent Plan documents found in the Communications Center on the Broker’s website. By failing to accept this Option on the Broker’s online system, Optionee forfeits all rights to this Option and under this Option. Evidence of Optionee’s acceptance of this Option will be captured and stored in electronic format in the Broker’s database, and that electronic acceptance will create and evidence a binding contract between Optionee and the Company.

ZIX CORPORATION
Date:	By:
Susan K. Conner
Chief Financial Officer